Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Executive Vice President, Chief Retail and Marketing Officer

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp.

Completes Merger with Cortland Bancorp, Adds Two New Board Members

CANFIELD, OHIO, November 1, 2021 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), announced today that it completed the merger of Cortland Bancorp (“Cortland”) (NASDAQ:CLDB), the holding company for The Cortland Savings and Banking Company (“Cortland Bank”), with and into FMNB Merger Subsidiary IV, LLC, a newly-formed, wholly-owned subsidiary of Farmers (the “Merger”). Following the Merger, Cortland Bank was merged with and into Farmers National Bank. As a result of the Merger, shares of Cortland are no longer traded on The NASDAQ Capital Market.

“I am excited to close our sixth acquisition in the last six years. Cortland expands our presence within compelling Northeast Ohio markets including Summit and Portage counties, while increasing our bank assets to over $4.1 billion and our wealth assets to over $3.0 billion making us one of the largest community banks in the state of Ohio. In addition, we look forward to offering our modern and comprehensive financial services to Cortland’s customers and growing our local relationships across Cortland’s footprint. On behalf of everyone at the Company, we are pleased to welcome the customers, employees, and shareholders of Cortland to Farmers National Banc Corp.,” said Kevin J. Helmick, President & CEO of Farmers.

Farmers, headquartered in Canfield, Ohio, now has over $4.1 billion in banking assets, over $3.0 billion in wealth management assets under care, and operates 48 branches in Mahoning, Trumbull, Columbiana, Stark, Summit, Portage, Wayne, Medina, Geauga and Cuyahoga counties in Ohio and Beaver County in Pennsylvania.

In connection with the Merger, Farmers also welcomes two members from Cortland’s board of directors to its Board of Directors, Mr. Richard Thompson and Mr. Neil Kaback, CPA, CGMA.

Mr. Thompson has had an extensive background in the private and public sectors for more than 40 years. A graduate of Youngstown State University, he started his career as an Electrical Engineer for The Packard Electric Company before helping found Therm-O-Link Inc., an electrical wire and cable manufacturer.

In recent years, Mr. Thompson has been an active participant in the revitalization of Kinsman, Ohio, including Stratton Creek Woodworks and The Peter Allen Inn.

Mr. Thompson also serves on the board of directors for Hiram College, The Youngstown State University Foundation, The Northern Trumbull County Community Foundation, The Kinsman Public Library, The Kinsman United Methodist Church and Trumbull Family Fitness.

Mr. Kaback currently serves as a Partner, Assurance at Cohen & Company, working out of their Youngstown, Ohio office. Mr. Kaback is a graduate of Ohio University and has spent more than 30 years assisting clients and companies in the manufacturing, distribution, transportation, automotive and service industries. He holds accreditations of Certified Public Accountant (CPA) and Chartered Global Management Accountant (CGMA), and is a member of the Ohio Society of CPAs and American Institute of CPAs.

Mr. Kaback currently serves or has served on a variety of boards of directors including the Youngstown Warren Regional Chamber, United Way of Youngstown and the Mahoning Valley, Trumbull Memorial Health Foundation and GOJO Industries.

“Both Richard and Neil bring with them diverse backgrounds from various industries. We look forward to their expertise in helping increase value to our shareholders,” Helmick stated.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with over $4.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 48 locations in Mahoning, Trumbull, Columbiana, Stark, Summit, Portage, Wayne, Medina, Geauga and Cuyahoga counties in Ohio and Beaver County in Pennsylvania; Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets and Farmers National Insurance, LLC. Total wealth management assets under care at September 30, 2021 were $3.0 billion.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate Cortland and Cortland Bank with the Company in accordance with expectations; deviations from performance expectations related to Cortland and Cortland Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s respective subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the SEC’s website at www.sec.gov and on the Company’s website at https://www.farmersbankgroup.com under the “Investor Relations” section.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this release or made elsewhere from time to time by the Company or on the Company’s behalf. Forward-looking statements speak only as of the date made, and the Company assumes no duty and does not undertake to update forward-looking statements.